UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KLDISCOVERY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April [26], 2022

Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to participate in the 2022 Annual Meeting of Stockholders of KLDiscovery Inc. (the "Annual Meeting").

Due to the continuing public health impact of the coronavirus (COVID-19) pandemic and to mitigate risks to the health and safety of our communities, stockholders and employees, we will hold our Annual Meeting on Thursday, June 16, 2022 at 10:30 A.M. EDT in a virtual only format, which will be conducted via live audio webcast. Stockholders will have an equal opportunity to participate at the Annual Meeting online regardless of their geographic location. You will be able to participate in the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/KLDI2022 and using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompany your proxy materials. You will not be able to participate in the Annual Meeting in person. Additional information regarding how to participate in the Annual Meeting, vote your shares and submit questions can be found in this Proxy Statement.

The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be considered by the stockholders at the Annual Meeting and the procedures for participating, submitting questions and voting at the virtual meeting.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO PARTICIPATE IN THE ANNUAL MEETING.

We urge you to vote promptly, even if you plan to participate in the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares, as applicable, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to participate in the Annual Meeting or change your vote.

Thank you for your continued support of KLDiscovery and we look forward to your participation in the Annual Meeting.

Sincerely,
Donna Morea
Chair of the Board of Directors

i

KLDISCOVERY INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON JUNE 16, 2022

The annual meeting of stockholders of KLDiscovery Inc., a Delaware corporation (the "Company"), will be held virtually on Thursday, June 16, 2022, at 10:30 A.M., EDT (the "Annual Meeting"). Stockholders can participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/KLDI2022 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompany your proxy materials.

Voting Matters:

1.

Elect the three Class C Directors to the Company’s Board of Directors named in the proxy statement, each to serve for a term of three years expiring at our 2025 annual meeting of stockholders and until his or her respective successor is duly elected and qualified;

2.	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	Approve the issuance of shares of the Company’s common stock upon any conversion of the convertible debentures (the “Share Authorization Proposal”); and
4.	Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 20, 2022 as the record date (the "Record Date") for the Annual Meeting. Only stockholders of record on the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 ("fiscal 2021") (the "Annual Report"), as filed with the U.S. Securities and Exchange Commission ("SEC") on March 17, 2022.

We have elected to distribute our proxy materials over the Internet as permitted under the rules of the SEC, rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to, and delivery of, materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was first mailed to our stockholders on or about April [26], 2022 (“Notice”) to make a request. Only stockholders who make this request or have previously elected to receive a full set of proxy materials will receive paper copies of the proxy materials for the Annual Meeting. A list of the names of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for 10 days before the Annual Meeting for any purpose relevant to the Annual Meeting at www.proxyvote.com. Such list will also be available during the virtual Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/KLDI2022.

Your vote is important to us. We encourage you to read the Proxy Statement and then vote by Internet, by phone or by signing, dating and returning your proxy card (if you request a paper copy) at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.

By Order of the Board of Directors,
Andy Southam General Counsel and Secretary

McLean, Virginia

April [26], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2022

The Proxy Statement and the Annual Report are available at: www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 16, 2022, at 10:30 A.M., EDT (the "Annual Meeting")

KLDiscovery Inc.’s Proxy Statement and Annual Report on Form 10-K, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April [26], 2022, on the proxy card or, if your shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines and Code of Business Conduct and Ethics

Governance Guidelines

KLDiscovery Inc.’s (the “Company”, “we” or “our”) Board of Directors, (the “Board” or “Board of Directors”), is guided by our Corporate Governance Guidelines (“Guidelines”) in its oversight of the Company’s business. Among other things, the Guidelines describe the role of the Board, its responsibilities and functions and the director qualification and selection process. The full Guidelines are available on the Investor Relations page of our website at www.kldiscovery.com. In addition to the Guidelines, the charters for each principal committee of the Board are available in the same location on our website.

Codes of Ethics

We maintain a Code of Ethics that applies to all officers, directors and employees. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business.

We will provide, without charge, upon request, copies of our Code of Ethics. Requests for copies of the Code of Ethics should be sent in writing to KLDiscovery, 8201 Greensboro Dr., Suite 300, McLean, VA 22102. The Code of Ethics is also available on the Investor Relations page of our website at www.kldiscovery.com.

Anti-Hedging and Pledging Policies

We maintain an Insider Trading Compliance Policy (“Insider Trading Policy”) that prohibits our officers, directors and employees from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, including forward sale contracts and collars. The Insider Trading Policy further prohibits officers, directors and employees from pledging our securities as collateral to secure loans, purchasing our securities on margin, engaging in short sales and any transactions in puts, calls or other derivative securities relating to our securities.

Board Composition

Our Board of Directors is comprised of nine members, classified into three classes, each comprised, as nearly as possible, of one-third of our directors.  Our directors are elected to serve three-year terms. As Class A directors, each of Richard J. Williams, Kevin Griffin and Lawrence Prior III will serve until our 2023 annual meeting of stockholders; as Class B directors, each of Donna Morea,  Evan Morgan and Lauren Tanenbaum will serve until our 2024 annual meeting of stockholders; and as Class C directors, each of Ian Fujiyama, Arjun Shah and Christopher J. Weiler will serve until their current term ends at the Annual Meeting, or, in each case, until their death or resignation or until their respective successors are duly elected and qualified.

Independence of Directors

The Company’s common stock, $0.0001 par value per share (the “Common Stock”) is quoted on the OTC Pink Sheet Market and we adhere to its rules in determining whether a director is independent.  The OTC Pink Sheet Market listing standards generally define an “independent director” as a person, other than an executive officer or employee of the issuer, or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has reviewed its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his/her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Donna Morea, Ian Fujiyama, Kevin Griffin, Evan Morgan, Lawrence Prior III, Arjun Shah, Lauren Tanenbaum and Richard Williams does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an independent director. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Director Nominee Qualifications, Diversity and Skills

We believe that our Board of Directors should have a variety of qualifications, skill sets and experience that, when taken as a whole, best serve the Company and our stockholders. We recognize the importance of diversity with regard to the composition of the Board and seek to have a Board that consists of members with a diversity of experience, perspectives and viewpoints, including diversity with respect to gender, race, ethnicity and nationality. For further information on the Director nominee and selection process, see “Nominating and Corporate Governance Committee Information”.

Board Composition Highlights

*	Two Directors elected to not voluntarily self-identify.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors periodically evaluates our leadership structure and combination or separation of the Chief Executive Officer and Chair of the Board of Directors roles is driven by our needs at any point in time. As a result, no policy exists requiring combination or separation of these leadership roles and our governing documents do not mandate a particular structure. This approach has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Board at any given time.

At this time, our Board believes that having an independent Chair provides strong independent leadership and oversight for our Company and our Board. The separation of the Chair and CEO positions allows our independent Chair to focus on the governance of our Board, Board meeting agenda planning, the recruitment of new directors and Board committee responsibilities. Furthermore, this structure allows our CEO to focus his attention on the business and execution of the Company’s strategy.

Our Board of Directors oversees the risk management activities designed and implemented by our management team and also considers specific risk topics, including risks associated with our strategic initiatives, cybersecurity, business plans and capital structure. The Board executes its oversight responsibilities both directly and through its committees. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of the Company and reports periodically to the Board of Directors and the Audit Committee on risk management activities, including cybersecurity. Our Board of Directors has delegated to the Audit Committee oversight of its risk management process, and our other board committees also consider risks related to the performance of their respective committee responsibilities. All committees report to the Board of Directors regularly and as frequently as appropriate, including when a matter rises to the level of a material or enterprise risk.

Meetings and Committees of the Board of Directors

Our Board of Directors held seven meetings in 2021. We expect our directors to attend all board meetings and any meetings of committees of which they are members and to dedicate sufficient time as necessary to properly discharge their responsibilities. Each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings held in 2021 of the Board of Directors and the total number of meetings of committees of the Board of Directors of which he or she was a member. Although we do not have a formal policy regarding director attendance at stockholder meetings, we attempt to schedule meetings so that all directors can attend and we encourage their attendance and participation. All of our directors who served on the Board of Directors at the time of the 2021 annual meeting of stockholders attended that meeting virtually.

We have a separate standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed solely of independent directors.

Audit Committee Information

Lawrence Prior III (chair), Evan Morgan, Kevin Griffin, Lauren Tanenbaum and Arjun Shah serve as members of our Audit Committee. Mr. Shah has been designated as an “audit committee financial expert” as defined in applicable SEC rules. The Board has determined that each of the members of the Audit Committee is an “independent director,” as defined under the OTC Pink Sheet Market listing standards, and is “financially literate,” meaning that they are each able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Audit Committee has a written charter, which is available on the Investor Relations page of our website at www.kldiscovery.com.

The Audit Committee is responsible for:

o	meeting with our independent registered public accounting firm regarding, among other issues, audits and the adequacy of our accounting and control systems;
o	monitoring the independence of the independent registered public accounting firm;
o	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
o	inquiring and discussing with management our compliance with applicable laws and regulations;
o	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;
o	appointing or replacing the independent registered public accounting firm;

o

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

o

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

o

reviewing and approving all payments made to our executive officers or directors and their respective affiliates (other than officer and director compensation). Any payments made to members of our Audit Committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Our Audit Committee held six meetings in 2021.

Nominating and Corporate Governance Committee Information

Our Nominating and Corporate Governance Committee currently consists of Ian Fujiyama (chair), Lawrence Prior III and Richard Williams. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating and Corporate Governance Committee considers persons identified as potential nominees to our Board of Directors by its members, management, stockholders, investment bankers and others. The Nominating and Corporate Governance Committee has a written charter, which is available on the Investor Relations page of our website at www.kldiscovery.com.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees, which are specified in the Nominating and Corporate Governance Committee Charter, generally provide that persons to be nominated should:

o	have demonstrated notable or significant achievements in business, education or public service;
o

possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

o	have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating and Corporate Governance Committee considers a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors and may require certain skills or attributes, such as financial literacy or expertise or accounting experience, to meet specific board needs that arise from time to time and to ensure that our Audit Committee is compliant with applicable SEC rules and regulations. The Nominating and Corporate Governance Committee also considers the overall experience and makeup of our directors to ensure a broad and diverse mix of experience and perspective on our Board of Directors, including diversity with respect to race, gender, geography and areas of expertise. Accordingly, the Nominating and Corporate Governance Committee seeks to include women, minority and other underrepresented groups in the pool from which the Committee selects director nominees. The Nominating and Corporate Governance Committee uses the same standards and process to evaluate nominees recommended by stockholders and other persons.

Our Nominating and Corporate Governance Committee held one meeting during 2021.

Compensation Committee Information

Our Compensation Committee currently consists of Donna Morea (chair), Richard Williams and Arjun Shah. The Compensation Committee has a written charter, which is available on the Investor Relations page of our website at www.kldiscovery.com.

The Compensation Committee’s duties include, but are not limited to:

o

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, annually evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

o	reviewing and approving the compensation of all of our other executive officers;
o	reviewing our executive compensation policies and plans;
o	implementing and administering our incentive compensation and equity-based remuneration plans;
o	assisting management in complying with our executive compensation disclosure requirements; and
o	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the SEC.

The Compensation Committee makes compensation decisions regarding all of our Named Executive Officers. Our Chief Executive Officer makes recommendations to the Compensation Committee to assist it in determining compensation levels for our other executive officers and reviews the performance of our other executive officers. While the Compensation Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation Committee.

Additionally, the Compensation Committee may form and delegate any of its responsibilities to one or more subcommittees as it deems appropriate.

Our Compensation Committee met four times in 2021.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Communication with the Board of Directors

We have adopted a Stockholder Communications Policy. Stockholders may communicate directly with the Board of Directors, including the independent members of our Board of Directors and the Chair of the Board of Directors, about corporate governance, corporate strategy, board-related matters or other substantive matters. The Company Secretary and Chair of the Board will review and forward correspondence to the appropriate person or persons for response. Communications should be addressed to the intended recipient(s) by name or position in care of: Company Secretary, 8201 Greensboro Drive, Suite 300, McLean, VA 22102 or andrew.southam@kldiscovery.com.

2021 Director Compensation

Director Compensation

Members of our Board of Directors who are not our employees are generally eligible to participate in a compensation program, which we refer to as the Non-Employee Director Compensation Program, under which a director is eligible to receive the following amounts as compensation for his or her services on our Board of Directors and its committees:

•

upon the director’s initial election or appointment to the Board of Directors that occurred after the Company’s business combination with Pivotal Acquisition Corp.'s (“Pivotal”) (the “Business Combination”), a number of restricted stock units determined by dividing (A) $350,000 by (B) the closing price per share of common stock on the date of grant, rounded down to the nearest whole share;

•

on the date of each annual meeting of stockholders, if the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and will continue serving as a non-employee director immediately after the Company’s annual meeting of stockholders, a number of restricted stock units determined by dividing (A) $175,000 by (B) the closing price per share of Common Stock on the date of grant, rounded down to the nearest whole share;

•	for the chair of our Board of Directors, an annual retainer fee of $75,000;
•	for other members of the Board of Directors, an annual retainer fee of $30,000; and
•	if the director serves on a committee of our Board of Directors, an additional annual retainer fee as follows:
▪	chair of the Audit Committee, $20,000;
▪	Audit Committee member other than the chair, $10,000;
▪	chair of the Compensation Committee, $14,000;
▪	Compensation Committee member other than the chair, $7,000;
▪	chair of the Nominating and Corporate Governance Committee, $7,500; and
▪	Nominating and Corporate Governance Committee member other than the chair, $4,000.

For fiscal year 2021, Ian Fujiyama, Arjun Shah, Lauren Tanenbaum and Richard Williams elected to not participate in the Non-Employee Director Compensation Program. In addition, Evan Morgan elected to receive an annual retainer fee under the Non-Employee Director Compensation Program but did not elect to receive equity-based compensation under the Non-Employee Director Compensation Program.

One-third of the restricted stock units granted upon a director’s initial election or appointment will vest on each of the first three anniversaries of the date of grant, such that the award will be fully vested on the third anniversary of the date of grant, subject to continued service. The restricted stock units granted annually to directors will vest in a single installment on the day before the next annual meeting, subject to continued service. In addition, all unvested restricted stock units will vest in full upon the occurrence of a change in control of our Company (as defined under the KLDiscovery Inc. 2019 Incentive Award Plan), subject to continued service through the date of the change of control.

Director retainer fees under the program will be payable in cash in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board of Directors (or not serving in the applicable committee role).

Each member of our Board of Directors is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committee of the Board of Directors on which he or she serves.

2021 Director Compensation Table

The table below shows all compensation to our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	All Other Compensation	Total ($)
Jonathan Ledecky (1)	21,264	-	-	21,264
Kevin Griffin	40,000	175,000	-	215,000
Donna Morea	89,000	175,000	-	264,000
Richard Williams	-	-	-	-
Evan Morgan	-	175,000	-	175,000
Lawrence Prior III	54,000	175,000	-	229,000
Ian Fujiyama	-	-	-	-
Arjun Shah (2)	-	-	-	-
Lauren Tanenbaum (3)	-	-	-	-

(1)	Mr. Ledecky served as a director until June 15, 2021.
(2)	Mr. Shah was appointed to our Board of Directors effective March 16, 2021.
(3)	Ms. Tanenbaum was appointed to our Board of Directors effective February 2, 2021.
(4)

Amounts reflect the full grant-date fair value of stock awards granted during 2021 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, rather than the amounts paid to or realized by the named individual. For a description of the assumptions used in valuing these awards, see Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 ("fiscal 2021") (the “Annual Report”). The table below shows the number of stock awards held as of December 31, 2021 by each of our current non-employee directors. None of our directors held outstanding option awards as of such date.

Name	Stock Awards Outstanding as of December 31, 2021 (4)
Kevin Griffin	22,581
Donna Morea	22,581
Evan Morgan	22,581
Lawrence Prior III	55,914

Certain Relationships and Related Person Transactions

Related Person Transaction Policy and Procedures

The Board of Directors has adopted a written policy and procedures for the review of all related party transactions. Further, our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the Audit Committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our Common Stock, or (c) immediate family member of the persons referred to in clauses (a) and (b) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 5% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Set forth below is a description of certain relationships and transactions with related parties since January 1, 2021, involving our directors, executive officers, beneficial holders of more than 5% of our capital stock, or persons or entities affiliated with them.

Securities Purchase Agreement

On December 16, 2019, we entered into a Securities Purchase Agreement, which was subsequently amended on November 19, 2021 (the “Purchase Agreement”) with Ontario Teachers’ Pension Plan, another large global financial institution and affiliates of MGG Investment Group LP (“MGG”), an affiliate of Kevin Griffin, each of which is a greater than 5% beneficial owner of Common Stock (the “Purchasers”). Pursuant to the Purchase Agreement, on December 19, 2019 (the “Closing Date”), we sold an aggregate principal amount of $200 million of 8% convertible debentures due 2024 (the “Debentures”) in a private placement to the Purchasers. The Debentures have a term of five years and are repayable at any time prior to maturity without any prepayment penalty. However, in the event we elect to pre-pay the Debentures, the holders will have a right to purchase Common Stock from us in an amount commensurate in value to the pre-payment at a price of $18 per share, subject to adjustment (the “conversion price”). Additionally, the holders may convert the Debentures into shares of our Common Stock at the conversion price at any time. The Debentures mature on December 19, 2024 unless earlier converted, redeemed or repurchased. The Debentures bear interest at an annual rate of 4.00% in cash and 4.00% in kind, payable quarterly on the last business day of March, June, September and December. In addition, on each anniversary of the Closing Date, we add to the principal amount (subject to reduction for any principal amount repaid) of the Debentures an amount equal to 3.00% of the original aggregate principal amount of the Debentures outstanding (the “Additional Payment”). The Additional Payment will also be payable at maturity, upon conversion and upon an optional redemption. In connection with the issuance of the Debentures, on the Closing Date, certain of the Purchasers also purchased from us an aggregate of 2,097,974 shares of our Common Stock and 1,764,719 warrants in a private placement (“Debenture Holder Warrants”) for the aggregate price of approximately $1.77 million. As of December 31, 2021, $114.7 million, including payment in kind interest, of our Debentures are held by affiliates of MGG. For the year ended December 31, 2021, we recognized $12.1 million in interest expense related to the amounts held by affiliates of MGG.

Pursuant to the Purchase Agreement, we are seeking stockholder approval of the issuance of Common Stock upon conversion of the Debentures. See “Proposal 3: Approval of the issuance of shares of the Company’s common stock upon any conversion of the convertible debentures”.

Stockholders’ Agreement

In connection with the closing of the Business Combination, we entered into a Stockholders’ Agreement (as amended on March 25, 2020 and further amended on February 2, 2021) (“Stockholders Agreement”) with affiliates of The Carlyle Group (“TCG”) and Revolution Growth, each of which is a greater than 5% beneficial owner of Common Stock, pursuant to which (i) the holders of a majority of the shares of our Common Stock held by such TCG affiliates and Revolution Growth have the right to designate up to six directors (or such other number as permitted pursuant to the terms of the Stockholders’ Agreement) for election to our Board of Directors for so long as such TCG affiliates and Revolution Growth maintain collective ownership of at least 35% or more of the total number of shares of Common Stock they owned as of the Closing Date, they will have the right to designate up to three persons to be appointed or nominated for election to our Board of Directors; and to the extent the aggregate ownership drops below 35% of such number but is greater than or equal to 10% thereof, these parties will have the right to designate one person to be appointed or nominated for election to our Board of Directors. For so long as these parties have the right to designate one more nominees and have not exercised their right, or none of their nominees have been elected or appointed to the board, these parties may designate a board observer to attend and participate in all meetings of our Board of Directors or any committees thereof in a non-voting capacity. The stockholders’ agreement will terminate automatically if these parties cease to beneficially own more than 5% of our outstanding shares of Common Stock (on a non-fully diluted basis), provided, that certain provisions of the stockholders’ agreement survive termination, including with respect to certain expense reimbursement, indemnification and insurance matters.

Registration Rights Agreement

In connection with the consummation of the Business Combination, we entered into a Registration Rights Agreement with certain affiliates of TCG, Revolution Growth and the other pre-Business Combination stockholders (the “LD Topco Stockholders”) of LD Topco Inc. (“LD Topco”), Pivotal, and the other holders of our Class B common stock that were issued prior to our IPO (which were converted upon consummation of the Business Combination into our single class of Common Stock on a one-for-one basis). Pursuant to the Registration Rights Agreement, these stockholders were granted certain demand and piggyback registration rights with respect to the resale of our securities they hold, subject to certain conditions set forth therein. Specifically, the affiliates of TCG were granted demand registration rights and, subject to certain limitations, all parties to the agreement were granted piggyback registration rights to participate in registrations of our securities, including Company-initiated registrations and demand registrations initiated by other securityholders with such rights.

Other Matters

Matt Weiler and Nick Weiler, the sons of Christopher Weiler, our Chief Executive Officer, have been employed with KLDiscovery since 2015 and 2017, respectively. Matt Weiler currently serves as a Senior Director, Client Shared Services in our Client Shared Services division and Nick Weiler currently serves as a Director, Sales Operations & Global Sales Strategy in our Global Sales and Marketing division. In 2021, each of Matt Weiler and Nick Weiler received total annual salaries and cash incentives of less than $125,000 and annual equity compensation, including stock options and restricted stock units, of less than $180,000. Matt Weiler and Nick Weiler’s equity compensation vests in accordance with the Company’s standard vesting schedules, as described in “2021 Executive Compensation—Equity Compensation.”

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law from and against all loss and liability suffered and expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending or completed action, suit or proceeding that arises by reason of the indemnitee’s status or service as an executive officer or director. Additionally, we agree to provide an advance to the indemnitee of all out-of-pocket costs of any type incurred in connection therewith.

From time to time, we may make sales to and purchases from companies that are affiliated with TCG. Such transactions have been entered into in the ordinary course of business and are not considered material or related party transactions.

PROPOSAL 1:

ELECTION OF DIRECTORS

There are currently nine directors on our Board of Directors, divided into three classes, with three directors in each of Class A, Class B and Class C. The terms of office of the Class C directors, Ian Fujiyama, Arjun Shah and Christopher J. Weiler, will expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of current Class C directors, Ian Fujiyama, Arjun Shah and Christopher J. Weiler for election at the Annual Meeting, each to serve for a term of three years expiring at our 2025 annual meeting of stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). Each nominee is currently a director of the Company and has consented to serve as a director, if elected. Ian Fujiyama and Arjun Shah have been nominated for election at the Annual Meeting pursuant to the Stockholder’s Agreement. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

Vote Required

Nominees for election to the Board of Directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. See “General Information about the Annual Meeting—What vote is required for each item?” for information regarding how votes are counted, including the treatment of broker non-votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE CLASS C DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

Nominees For Election at the Annual Meeting

Information regarding our director nominees, including their qualifications and principal occupations, as well as the key experience and qualifications that led the Board of Directors to conclude each nominee should serve as a director, is provided below.

Class C Director Nominees

Ian Fujiyama has been a member of the Board of Directors of KLDiscovery since March 2020. Mr. Fujiyama is one of the nominees pursuant to the Stockholders Agreement. Since 2005, Mr. Fujiyama has served as a Managing Director for TCG and since 2010. he has served as a Partner for TCG. Mr. Fujiyama focuses on buyouts and strategic minority investments in the aerospace, defense and government services sectors. Since joining TCG in 1997, Mr. Fujiyama has led TCG’s investments in the Federal services sector, including Novetta, Booz Allen Hamilton and ARINC. Beginning in 1999, he spent two years in Hong Kong and Seoul working in TCG’s Asia Buyout fund, Carlyle Asia Partners, where he was a founding member of the team and helped lead TCG’s investment in KorAm Bank, TCG’s first investment in the financial services industry. Mr. Fujiyama was also involved in a number of successfully exited holdings, including ARINC, United Components, Inc, Lear Siegler Services, EG&G Technical Services and CPI. Prior to joining TCG, Mr. Fujiyama was an Associate at Donaldson Lufkin and Jenrette Securities Corp, with a focus on high yield and merchant banking transactions. Mr. Fujiyama received his B.S. in economics, summa cum laude, from The Wharton School of the University of Pennsylvania with a concentration in finance. Mr. Fujiyama has served on the boards of directors of ARINC, Booz Allen Hamilton, Dynamic Precision Group, CPI, Novetta, StandardAero, Two Six Technologies and United Components. Additionally, Mr. Fujiyama served as the Chairman of TCG’s Diversity and Inclusion Committee. We believe that Mr. Fujiyama is qualified to serve as a member of our Board of Directors due to his knowledge of technology solutions and corporate finance experience.

Arjun Shah has been a member of the Board of Directors of KLDiscovery since March 2021. Mr. Shah is one of the nominees pursuant to the Stockholders Agreement. Mr. Shah currently serves as a Principal of TCG with a focus on investment opportunities in the technology, media and telecom sectors. He is based in Washington D.C. Since joining TCG in 2017, Mr. Shah has been actively involved with TCG’s investments in YipitData, Abrigo, ION Group, Workforce Logiq, and KLDiscovery. Prior to joining TCG, Mr. Shah was with Tinicum Incorporated from 2015 to 2017 and prior to joining Tinicum Incorporated he was with The Blackstone Group. Mr. Shah received his M.B.A., with high distinction, from Harvard Business School, where he was a Baker Scholar. He graduated summa cum laude from the Jerome Fisher Program in Management & Technology at University of Pennsylvania, where he received a B.S. in economics from The Wharton School and a B.S. in engineering. We believe that Mr. Shah is qualified to serve as a member of our Board of Directors due to his knowledge of technology solutions and corporate finance experience.

Christopher J. Weiler co-founded KLDiscovery in 2005 and has served as its Chief Executive Officer and a director since such time. Mr. Weiler was awarded EY entrepreneur of the year in 2014 for the Washington, D.C. metropolitan area. Prior to co-founding KLDiscovery, Mr. Weiler co-founded On-Site Sourcing in 1993, a litigation support and electronic discovery services company, and served as its President and Chief Executive Officer until August 2004. From 1991 to 1992, Mr. Weiler worked for Pitney Bowes Management Services as a manager, and from 1985 to 1991, he served in the U.S. Navy as a surface warfare officer and as a Navy Senate Liaison Officer in Washington, D.C. Mr. Weiler received a B.S. in Political Science and graduated with merit from the U.S. Naval Academy in 1985. Mr. Weiler also was awarded the MVP and Jeffrey Korn leadership and academic awards for the 1984 Navy football team. Mr. Weiler currently serves on the Board of Proof Technology, Inc., a private on-demand legal service of process platform. We believe that Mr. Weiler is qualified to serve as a member of our board of directors due to his vast knowledge of our company and his extensive experience in the electronic discovery services industry.

Class A and B Directors and Executive Officers

Our current directors and executive officers are listed below. Also set forth below are the biographies for all our current directors and executive officers other than the director nominees, which are set forth above. There are no family relationships among any of our directors or executive officers.

Name	Age (1)	Class of Director	Position
Christopher J. Weiler	59	C	Chief Executive Officer and Director
Dawn M. Wilson (2)	56	-	Chief Financial Officer
Krystina Jones (2)	38	-	Executive Vice President, Global Sales and Marketing
Donna S. Morea	67	B	Director (Chair)
Ian Fujiyama	49	C	Director
Kevin Griffin	45	A	Director
Evan B. Morgan	37	B	Director
Lawrence B. Prior, III	66	A	Director
Arjun Shah	33	C	Director
Lauren Tanenbaum	34	B	Director
Richard J. Williams	61	A	Director

(1)	Ages are as of April 14, 2022.
(2)	Executive Officers who are not members of the Board.

Class A and B Directors

Kevin Griffin has been a member of our Board of Directors since December 2019 and, prior to the Closing Date, he served as a member of the board of directors of Pivotal beginning in September 2018. Mr. Griffin has been designated as a director by Pivotal Spac Funding LLC, a managing member of Pivotal, pursuant to our amended and restated certificate of incorporation. During Mr. Griffin’s 20 plus-year career, Mr. Griffin has originated and invested over $10 billion across the capital structure of middle market businesses and has also sat on numerous boards of directors. Mr. Griffin founded MGG in October 2014 and has served as its Chief Executive Officer and Chief Investment Officer since such time. Prior to launching MGG, Mr. Griffin was a Managing Director with Highbridge Principal Strategies from January 2010 to June 2014, where he was a senior member of the Specialty Lending Platform and a Member of the Highbridge Credit Committee. Prior to this, Mr. Griffin was the Head of Private Investing for Octavian Funds, a hedge fund focused on global investing across debt and equity structures, from 2007 to 2009. From 2003 to 2007, Mr. Griffin was part of Fortress Investment Group in charge of originating and underwriting investment opportunities for the Drawbridge Special Opportunities Fund. Prior to Fortress, Mr. Griffin was an investor with one of the first publicly traded business development companies, American Capital, where he was involved in numerous equity buyout and subordinated debt investments. Mr. Griffin began his career with Houlihan Lokey, Howard & Zukin’s Investment Banking Division, focusing primarily on distressed M&A and financial restructurings. The M&A Advisor in May 2015 named Mr. Griffin a winner of its 40 Under 40 Emerging Leaders Award. The Hedge Fund Journal, in association with Ernst & Young, in December 2016 named Mr. Griffin one of 50 “Tomorrow’s Titans.” Mr. Griffin received a BSBA in Finance from Georgetown University. We believe that Mr. Griffin is qualified to serve as a member of our board of directors due to his extensive business and operational experience and contacts.

Donna S. Morea has been a member of the Board of Directors of KLDiscovery since March 2017 and she currently serves as the Chair of our Board of Directors. Since December 2016, Ms. Morea has served as an Operating Executive at TCG focused on the technology and business services sectors. She currently serves as a director of Truist Financial Corporation, an NYSE-listed financial services company; Chair of the Board of Science Applications International Corporation, an NYSE-listed provider of technical, engineering and enterprise information technology services; and Inova Health Systems a non-profit health organization. Ms. Morea also serves as a board member for several TCG portfolio companies. From 2004 to 2011 she served as President of CGI Technology and Solutions, Inc., or CGI, where she led CGI’s software and IT services in the US, Europe and Asia-Pacific, serving commercial and government clients. Prior to that, she served in numerous executive management roles at American Management Systems, which was acquired by CGI in 2004. Previously, she has served on the board of directors of CGI and as chair of the Northern Virginia Technology Council. Ms. Morea received a M.B.A., with distinction, in Finance from the Wharton School at the University of Pennsylvania and a B.A. with high honors, from Wesleyan University. We believe that Ms. Morea is qualified to serve as a member of our Board of Directors due to her broad knowledge of the information technology industry and management experience.

Evan B. Morgan has been a member of the Board of Directors of KLDiscovery since December 2015. Mr. Morgan has served as Manager of The Radcliff Companies, a New York-based private investment partnership, since July 2016. Radcliff invests across the capital structure seeking long-term compounding at high rates of return primarily in privately held consumer and services businesses. Prior to Radcliff, Mr. Morgan served as a partner at Revolution Growth, a Washington DC based growth equity investment firm. Since 2016, Mr. Morgan has served as Special Advisor to Revolution Growth. Mr. Morgan previously served as a member of the board of directors of Pivotal Acquisition Corp. from December 2018 until April 2019. Mr. Morgan received a B.A. from the University of Pennsylvania. We believe that Mr. Morgan is qualified to serve as a member of our board of directors due to his knowledge of our business and industry.

Lawrence B. Prior, III has been a member of the Board of Directors since March 2020. Since June 2018, Mr. Prior has served as an Operating Executive for TCG, focused on the aerospace, defense and government services sectors. He is based in Washington, DC and serves as the Chairman of the Board of Two Six Technologies, a private provider of cybersecurity and advanced technology for national security customers. Mr. Prior also serves on the board of directors of Shift5, a private operational technology data and cybersecurity company and CNSI a private healthcare and software products and solutions company. He also serves as an independent Non-executive director of QinetiQ Group Plc (QQ-L), a private leading science and engineering company operating primarily in the defense, security and critical infrastructure markets. Mr. Prior was President and Chief Executive Officer of CSRA, Inc. from November 2015 to April 2018, which was acquired by General Dynamics. Previously, he was Executive Vice President and General Manager of CSC’s North American Public Sector business, providing next-generation technology solutions and mission services to the U.S. Department of Defense, Intelligence Community and FedCiv sectors. Before joining CSC, Mr. Prior held executive leadership positions at BAE Systems Inc.,

ManTech International, SAIC, LightPointe Communications, High Technology Solutions, the County of San Diego and TRW. Earlier in his career, Mr. Prior worked as a professional staff member on the House Permanent Select Committee on Intelligence and served as an Intelligence Officer in the U.S. Marine Corps. Mr. Prior earned his B.S. degree from Loyola Marymount University and a M.A. in security studies from the Edmund A. Walsh School of Foreign Service at Georgetown University. We believe that Mr. Prior is qualified to serve as a member of our Board of Directors due to his knowledge of technology solutions and corporate finance experience.

Lauren Tanenbaum has been a member of the Board of Directors since February 2021. Ms. Tanenbaum is one of the nominees pursuant to the Stockholders Agreement. Since July 2018, Ms. Tanenbaum has served as a Principal within the Global Capital Markets team at TCG. She provides financing guidance for TCG’s U.S.-based private equity funds both at initial acquisition and on an ongoing portfolio basis. In her role, Ms. Tanenbaum arranges a wide variety of financings ranging from large, broadly syndicated transactions to middle market private placements. Prior to joining TCG in 2018, Ms. Tanenbaum worked at J.P. Morgan from 2011 to 2018, most recently as a Vice President in Leveraged Finance. Additionally, she was an Investment Banker in the Public Finance department at Morgan Stanley from 2009 to 2011. Ms. Tanenbaum received a B.A. in History from the University of Pennsylvania. We believe that Ms. Tanenbaum is qualified to serve as a member of our Board of Directors due to her extensive corporate finance experience

Richard J. Williams has been a member of the Board of Directors of KLDiscovery since February 2018. In 2004, Mr. Williams co-founded WestView Capital Partners, a private equity firm focused on growth-oriented companies, and he currently serves as its Manager Partner. WestView currently manages approximately $1.7 billion of capital. Prior to co-founding WestView, he was a Partner in Tudor Investment Corporation’s private equity group from 2000 to 2004. Prior to joining Tudor, Mr. Williams was a Managing Director of Triumph Capital Group, a Boston-based private equity firm. In these positions, Mr. Williams has been responsible for investments in the technology services, software and business services sectors. Mr. Williams currently serves on the boards of directors of the following private companies: Abacus Group, AccountabilIT, Invisors LLC, The Shelby Group and Health Monitor Network. Mr. Williams previously served on the boards of directors of numerous private and public companies including LDiscovery. Mr. Williams received a B.S. in Computer Science from Yale University and an MBA from the Wharton School at the University of Pennsylvania. We believe that Mr. Williams is qualified to serve as a member of our board of directors due to his extensive experience with growth-oriented companies and other public companies.

Executive Officers

Dawn Wilson has served as the Chief Financial Officer of KLDiscovery since September 2017. Ms. Wilson has over 20 years of experience in finance and accounting. After starting her career at Arthur Andersen in 1992, she has primarily been with public companies in the technology and services industry. Prior to joining KLDiscovery, Ms. Wilson served as Vice President of Accounting of CoStar Group from July 2004 to August 2016, the leading provider of commercial real estate information, analytics and online marketplaces. She received a Masters in Accounting from Virginia Polytechnic Institute and State University.

Krystina Jones joined KLDiscovery in 2006 in the sales division, where she was responsible for generating new business from Am Law 100 law firms and Fortune 500 corporations. Ms. Jones currently serves as Executive

Vice President, Global Sales & Marketing, a position she has held since May 2021. In this role, she is responsible for developing, implementing and executing a global sales and marketing strategy across the entire organization. Additionally, Ms. Jones is responsible for KLDiscovery’s global sales operations teams who support the business development managers in delivering best-in-class service to their clients. Prior to this role, Ms. Jones served as EVP, Global LT Sales & Marketing from February 2019 to May 2021 and as SVP, US and APAC LT Sales and Global LT Marketing from December 2018 to February 2019. From December 2017 to December 2018, Ms. Jones was SVP, US LT Sales & Global LT Marketing and for the period from October 2017 to December 2017 Ms. Jones held the position of SVP, Global Corporate Account Sales & LT Marketing. Ms. Jones served as SVP, Global Corporate Account Sales from January 2017 to October 2017 and was Vice President of Marketing and Corporate Sales from August 2014 to January 2017.

AUDIT COMMITTEE MATTERS

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the Company's independent registered public accounting firm and, pursuant to the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, during fiscal years ended December 31, 2020 and 2021 were pre-approved by the Audit Committee.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees and expenses billed to us by our independent registered public accounting firm for fiscal years 2021 and 2020:

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2021
Audit Fees (1)	$1,591,000	$1,442,000
Tax Fees (2)	178,811	200,791
All Other Fees (3)	171,500	131,575
Total	$1,941,311	$1,774,366

(1)

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)	Tax Fees. Tax fees consist of fees billed for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning, and tax advice.
(3)	Other Fees. Other fees consist of fees associated with the Company’s filing on Form S-1 dated November 23, 2021 and fees billed for advisory services.

Report of the Audit Committee

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company's internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for issuing reports thereon.

In this context, the Audit Committee has met and held discussions with management, the independent auditors and internal audit, as well as legal counsel. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors those matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors' independence from the Company and its management.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended December 31, 2021 in the Company's Annual Report, filed with the SEC on March 17, 2022.

Members of the Audit Committee
Lawrence Prior III (Chair) Kevin Griffin Evan Morgan Lauren Tanenbaum Arjun Shah

The foregoing report is not "soliciting material," shall not be deemed "filed" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2022. EY has been the Company’s auditor since 2016. At the Annual Meeting, stockholders will be asked to ratify the selection of EY.

Although ratification is not required by law, our certificate of incorporation or our bylaws, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee, but may, nonetheless, retain EY as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of EY is expected to be present virtually at the Annual Meeting and will be provided with an opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions of stockholders, if any.

Vote Required

The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of EY as the Company's independent registered public accounting firm. See “General Information about the Annual Meeting—What vote is required for each item?” for information regarding how votes are counted, including the treatment of abstentions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THIS PROPOSAL

PROPOSAL 3:

APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UPON ANY CONVERSION OF THE CONVERTIBLE DEBENTURES

General

As described above in “Certain Relationships and Related Person Transactions,” on the Closing Date, the Company entered into the Purchase Agreement providing for the issuance by the Company of the Debentures. The Company used the proceeds of the Debentures to repay, in part, outstanding Company debt under the Company’s second lien facilities and its revolving credit facility.  As of March 31, 2022, the balance due under the Debentures was $247.3 million.

The Purchase Agreement requires that the Company ask its stockholders to vote on a proposal to approve the issuance of shares of Common Stock in connection with the conversion of the Debentures into shares of Common Stock (the “Share Authorization Proposal”) at the earlier of: (i) the Company’s 2022 Annual Meeting of Stockholders (to be held no later than June 30, 2022); or (ii) the first meeting of the Company’s stockholders called and held by the Company after the Common Stock is listed on the New York Stock Exchange or the Nasdaq Stock Market (each an “Exchange,” and collectively the “Exchanges”).

Pursuant to the terms of the Purchase Agreement, the Company is asking its stockholders to vote to approve the issuance of the maximum number of shares of Common Stock issuable upon the potential future conversion of the Debentures.  Based on the aggregate amount of Debentures outstanding as of March 31, 2022, an aggregate of 13,737,959 shares of Common Stock would be issuable upon full conversion of the Debentures. The number of shares of Common Stock that may be issuable upon conversion of the Debentures at a later date will depend on the aggregate amount of Debentures, including accrued interest, being converted at such time, and the then-applicable conversion price.  Assuming there are no adjustments to the current conversion price of $18 per share, and that no Debentures are redeemed prior to maturity, the maximum number of shares of Common Stock issuable upon the potential future conversion of the Debentures is 15,406,034 shares.  Holders of Common Stock do not have any preemptive rights.

The terms of the Debentures are summarized in detail below.

Debentures

The Debentures mature on December 19, 2024, unless earlier converted, redeemed or repurchased, and bear interest at an annual rate of 4.00% in cash, payable quarterly, and 4.00% in kind, accrued quarterly, on the last business day of March, June, September and December. In addition, on each anniversary of the Closing Date, the Company will increase the principal amount of the Debentures by an amount equal to 3.00% of the original aggregate principal amount of the Debentures outstanding (subject to reduction for any principal amount repaid). The additional payment will also be payable at maturity, upon conversion and upon an optional redemption.

At any time, upon notice as set forth in the Debentures, the Debentures are redeemable at the Company’s option, in whole or in part, at a price equal to 100% of the principal amount (including any paid-in-kind interest paid) of the Debentures redeemed, plus accrued and unpaid interest (including any paid-in-kind interest) thereon.  Redemptions of amounts outstanding under the Debentures shall be on a pro rata basis.  In the event the Company elects to redeem any Debentures, the Debenture holders have a right to purchase Common Stock from the Company in an amount equal to the amount redeemed at the then-applicable conversion price per share of Common Stock discussed below.

A holder of Debentures may, at its option, convert all (but not less than all) of the then-outstanding principal amount of its Debentures (and any or all accrued and unpaid interest thereon and all other amounts owing to the holder under the Debentures, excluding any amounts owed under the indemnity provisions set forth in the Purchase

Agreement) into shares of Common Stock  at any time at a price of $18 per share, subject to adjustment upon the occurrence of certain events, including, among others: the payment of a stock dividend; the subdivision of the outstanding shares of Common Stock into a larger number of shares; the combination of the outstanding shares of Common Stock into a smaller number or shares; or the issuance of shares of capital stock in a reclassification of shares of Common Stock.  No fractional shares shall be issued upon the conversion of the Debentures. If a Debenture holder would otherwise be entitled upon a voluntary conversion to receive a fraction of a share of Common Stock, the Company shall pay a cash adjustment in an amount equal to such fraction multiplied by the conversion price.  If stockholder approval of the issuance of Common Stock upon the conversion of the Debentures is required by stock exchange rule, the Debentures may not be converted until such approval is obtained.  If the Common Stock is listed on a national stock exchange, such as the New York Stock Exchange or the Nasdaq Global Stock Market, stock exchange rules will require stockholder approval of the issuance of Common Stock upon the conversion of the Debentures if the Common Stock issuable upon such conversion represents more than twenty percent of the number of shares or the voting power of the Common Stock outstanding.

The Debentures contain covenants that limit the Company’s ability to, among other things: (i) incur additional debt; (ii) create liens on assets; (iii) engage in certain transactions with affiliates; or (iv) designate the Company’s subsidiaries as unrestricted subsidiaries. The Debentures provide for customary events of default, including non-payment, failure to comply with covenants or other agreements in the Debentures and certain events of bankruptcy or insolvency. If an event of default occurs and continues, the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the entire principal amount of all the Debentures to be due and payable immediately. As of March 31, 2022, the Company was in compliance with all Debenture covenants.

The terms of the Debentures may be amended with the written agreement of the Company and the holders of a majority in aggregate principal amount of the then outstanding Debentures as long as the consenting holders include both an affiliate of MGG and an affiliate of 1397225 Ontario Limited (the “Required Holders”); provided, that no amendment shall, among other things, (i) waive or postpone any date for any payment of principal, interest or other amounts, (ii) reduce the principal of, or the rate of interest on, any Debenture, (iii) change the provisions requiring pro rata payments to the Debenture holders or (iv) change the definition of “Required Holders,” in each case, without the written consent of each Debenture holder directly affected thereby.

The foregoing description of the Debentures is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, which includes the form of Debenture, and the amendment to the Purchase Agreement, which have been filed as exhibits 4.5 and 4.7, respectively, to the Annual Report. For more information about accessing this report and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Consequences if the Share Authorization Proposal is Approved

If the Share Authorization Proposal is approved, the Debenture holders will have the right to convert their Debentures into shares of Common Stock pursuant to the terms of the Debentures even if the Common Stock is not listed on a national securities exchange. The issuance of shares of Common Stock upon the conversion of any Debentures will reduce the percentage of our outstanding Common Stock owned by existing Company common stockholders (other than the holder of the debentures that were converted) at the time of the conversion.  This means that existing Company stockholders (other than the holder of the debentures that were converted) will own a smaller interest in the Company as a result of the conversion of any Debentures and will therefore have less ability to influence significant corporate decisions that require stockholder approval.  The Company cannot predict when Debenture holders will elect to convert their Debentures or if they will elect to convert the Debentures at all.

Consequences if the Share Authorization Proposal is Not Approved

If the Share Authorization Proposal is not approved, the Company is obligated under the Purchase Agreement to resubmit the Share Authorization Proposal to its stockholders at least once every six months following the Annual Meeting until the proposal is approved.  If the Share Authorization Proposal is not approved and the Common Stock is listed on a national stock exchange, the Debenture holders will not be able to convert their Debentures into shares of Common Stock until the Share Authorization Proposal is approved.

Interests of Certain Persons

Mr. Kevin Griffin, a member of our Board of Directors, is the Chief Executive Officer of MGG, which serves as the investment advisor for certain investment funds and/or accounts which collectively held approximately $123.6 million of Debentures as of April 10, 2022. See “Security Ownership of Certain Beneficial Owners and Management”.

Vote Required

The affirmative vote of a majority of the votes cast by the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Share Authorization Proposal. See “General Information about the Annual Meeting—What vote is required for each item?” for information regarding how votes are counted, including the treatment of abstentions and broker non-votes.

The Debenture holders are obligated under the Purchase Agreement to vote their shares of Common Stock in favor of the Share Authorization Proposal. The Debenture holders hold approximately 10.6% of the outstanding shares of Common Stock.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE SHARE AUTHORIZATION PROPOSAL.

2021 EXECUTIVE COMPENSATION

Overview

This section provides information about our fiscal 2021 compensation for our 2021 “Named Executive Officers” ("NEOs"). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to hold an advisory vote, referred to as the “say-on-pay” vote, to approve the compensation of our NEOs.

Our Compensation Committee, the members of which are appointed by our Board, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs, who are our principal executive officer and the two next most highly-compensated executive officers (other than our principal executive officer) serving as executive officers as of December 31, 2021, were:

•	Christopher J. Weiler, Chief Executive Officer
•	Dawn M. Wilson, Chief Financial Officer; and
•	Krystina L. Jones, Executive Vice President, Global Sales & Marketing

2021 Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2021 and December 31, 2020, for the Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (5)	Total ($)
Christopher J. Weiler	2021	415,385		-	(2)	473,450	358,000	-		16,152	1,262,987
Chief Executive Officer	2020	372,692		-		274,800	-	-		13,196	660,688
Dawn M. Wilson	2021	366,154		-	(2)	222,800	179,000	-		10,900	778,854
Chief Financial Officer	2020	354,769		-		870,127	9,529	-		6,851	1,241,276
Krystina L. Jones	2021	539,038	(1)	-		27,293	34,010	2,491,632	(4)	37,430	3,129,403
EVP, Global LT Sales & Marketing	2020	524,404		-		342,662	55,695	1,865,520		7,300	2,795,581

(1)

The amount shown includes Ms. Jones’s base salary of $389,038, and irrecoverable draw of $150,000 earned pursuant to the KLDiscovery 2020 Americas Legal Technology Sales Commission Plan, or the 2020 Commission Plan, which is described below under the heading “Sales Commission Plan.”

(2)

The annual cash bonuses for Mr. Weiler and Ms. Wilson under the Annual Bonus Plan for 2021 have not been determined. If annual cash bonuses are awarded to either Mr. Weiler or Ms. Wilson, such amounts will be disclosed in a periodic or current report filed with the SEC.

(3)

The amounts reported in these columns do not reflect the actual economic value realized by the NEO. Amounts in these columns reflect the estimated aggregate grant date fair value of stock awards and options granted during the applicable year computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used by the Company in calculating these amounts are included in Note 9 to our audited consolidated financial statements in the Annual Report.

(4)	Amount reflects commissions earned by Ms. Jones pursuant to the 2021 Commission Plan, as described below under the heading “Sales Commission Plan.”

(5)

The amounts reported in this column for 2021 consist of Company profit sharing contribution payments pursuant to the Company’s 401(k) plan of $5,706 for Mr. Weiler, $4,444 for Ms. Wilson and $31,960 for Ms. Jones, Company paid insurance premiums of $9,189 for Mr. Weiler, $5,198 for Ms. Wilson and $4,829 for Ms. Jones and a wellness gift card of $200 for Ms. Jones.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2021.

		Option Awards				Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
Christopher J. Weiler	2/16/2021	33,333	66,667	$8.05	2/15/2031	40,000	$270,000
Chief Executive Officer		—	—	—	—	—	—
Dawn M. Wilson	2/16/2021	33,333	66,667	$8.05	2/15/2031	40,000	$270,000
Chief Financial Officer	4/21/2020	3,344	1,671	$9.95	4/20/2030	1,656	$11,178
	2/17/2020	—	—	—	—	118,333	$798,748
	12/19/2019	201,846	100,924	$9.90	12/18/2029	—	—
Krystina L. Jones	2/16/2021	6,333	—	$8.05	2/15/2031	4,900	$33,075
EVP, Global LT Sales &	4/21/2020	15,942	7,971	$9.95	4/20/2030	9,878	$66,677
Marketing	2/17/2020	—	—	—	—	33,333	$224,998
	12/19/2019	60,553	30,277	$9.90	12/18/2029	—	—

(1) The option vests in accordance with the Standard Option Vesting Schedule, as described below under the heading entitled “— Equity Compensation”.

(2) The RSUs vest in accordance with the Standard RSU Vesting Schedule described above below the heading “— Equity Compensation”.

(3) The amounts shown were determined based on the per share closing market price of our common stock on December 31, 2021, which was $6.75.

Narrative to 2021 Summary Compensation Table and Outstanding Equity Awards at 2021 Fiscal Year End

Compensation Philosophy & Mix

Our NEO executive compensation program is designed to align the interests of our NEOs with the interests of our stockholders. While base salary and performance-based cash incentive opportunities reward short-term goals, equity awards promote longer-term retention and commitment to the operating results of the Company. We believe this mix rewards our NEOs for their short-term individual contributions to the Company while also incentivizing them to focus on future results.

The primary elements of compensation for our NEOs are base salary, annual cash bonuses, awards of stock options, awards of RSUs and, for Ms. Jones, commissions and an irrevocable draw through our sales commission program. Our NEOs are also eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short- and long-term life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Base Salaries

The Company’s NEOs receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

On June 15, 2021 the base salary for each of the Company’s NEOs was restored to a level at least equal to his or her base salary at the beginning of 2020, prior to several reductions that occurred during 2020 as part of the Company’s cost savings initiatives in response to the COVID-19 pandemic.

The annual base salaries for our NEOs as of December 31, 2020 and December 31, 2021 were as follows:

Name	Annual Base Salary as of December 31, 2020 ($)	Annual Base Salary as of December 31, 2021 ($)
Christopher J. Weiler	300,000	500,000
Dawn Wilson	320,000	400,000
Krystina Jones (1)	490,000	575,000

(1)

Amounts include the $150,000 annual irrecoverable draw payable to Ms. Jones pursuant to the 2020 and 2021 Commission Plans, as applicable, as further described below under the heading “—Sales Commission Plan.”

Annual Cash Bonuses

In addition to base salaries, Mr. Weiler and Ms. Wilson are eligible to participate in the KLDiscovery Inc. Corporate Annual Bonus Plan (the “Annual Bonus Plan”). The Annual Bonus Plan is designed to motivate our employees to achieve corporate goals and to reward our employees for their contributions towards achievement of these goals. Our Board of Directors annually approves the Company’s annual budget, which includes a discretionary bonus pool for granting awards under the Annual Bonus Plan. The extent to which the bonus pool is funded is based on the Company’s achievement of certain adjusted EBITDA goals during the plan year, and bonuses are granted from the bonus pool to eligible employees based on each employee’s role, seniority, and annual cash bonus target.

For 2021, the financial goals related generally to the achievement of adjusted EBITDA goals. Disclosure of how adjusted EBITDA is calculated from our audited financial statements is provided in the section of the Annual Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Components of our Results of Operations – Adjusted EBITDA.”

Mr. Weiler and Ms. Wilson’s 2021 annual cash bonus targets, expressed as a percentage of base salary, were 75% and 60%, respectively. The annual cash bonuses for Mr. Weiler and Ms. Wilson under the Annual Bonus Plan for 2021 have not been determined, as noted in the “2021 Summary Compensation Table” above.

Sales Commission Plan

Ms. Jones is eligible to earn sales commissions pursuant to the 2021 Commission Plan (together with the addendums thereunder). Under the 2021 Commission Plan, Ms. Jones is eligible to earn an annual irrevocable draw of $150,000, payable in equal monthly installments as well as additional monthly commission that is based on invoiced revenue multiplied by specified commission rates, payable in arrears to the extent that they exceed her monthly draw.

Equity Compensation

We have granted equity awards pursuant to the KLDiscovery Inc. 2019 Incentive Award Plan (the “2019 Plan”) to our eligible employees, including our NEOs, and we have historically offered stock options and RSUs as the long-term incentive component of our compensation program. The Company’s stock options generally allow employees, including our NEOs, to purchase shares of our common stock at a price equal to the fair market value of our Common Stock on the date of grant, as determined by the Board of Directors. The Company’s RSUs represent a contractual right to receive one share of our Common Stock for each RSU upon the settlement date, subject to certain vesting conditions.

Generally, stock options and RSUs granted under the 2019 Plan have vesting schedules that are designed to encourage continued employment. Stock options granted to our NEOs generally vest over a three-year period, subject to continued employment and generally expire ten years from the date of grant. In the event of a change in control of the Company (a “Change in Control”), the option tranche that was scheduled on the applicable vesting date immediately following the Change in Control will immediately vest and the remainder of the option will vest in each of the subsequent anniversaries of the Change in Control. We refer to this option vesting schedule herein as the “Standard Option Vesting Schedule”.

RSUs granted to our NEOs generally vest according to the following vesting schedule (subject to continued employment), which we refer to herein as the “Standard RSU Vesting Schedule”.

•

If a Change in Control occurs prior to the listing of our Common Stock on a nationally recognized stock exchange (an “IPO”), a portion of the RSUs will vest upon the Change in Control and the remainder will vest in up to three annual installments thereafter unless the Change in Control occurs after the third anniversary of a specified vesting commencement date, in which case the RSUs will become fully vested upon the Change in Control; and

•

If an IPO occurs before a Change in Control, a portion of the RSUs will vest upon the IPO (unless the IPO occurs before the first anniversary of a specified vesting commencement date), with the remainder vesting in three annual installments on the first three anniversaries of the specified vesting commencement date, and with additional accelerated vesting upon a subsequent Change in Control of the excess, if any, of 50% of the total number of RSUs over the amount of RSUs then vested.

From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

In 2021, Mr. Weiler received an award of 200,000 stock options and an award of 85,000 RSUs. The outstanding stock options and RSUs vest based on the Company’s Standard Option Vesting Schedule and Standard RSU Vesting Schedule described above.

In 2020 and 2021, Ms. Wilson received awards of 5,015 and 100,000 stock options, respectively. In addition, in 2020 and 2021, Ms. Wilson received awards of 126,656 and 40,000 RSUs, respectively. The outstanding stock options and RSUs vest based on the Company’s Standard Option Vesting Schedule and Standard RSU Vesting Schedule described above.

In 2020 and 2021, Ms. Jones received awards of 29,913 and 19,000 stock options respectively. In addition, in 2020 and 2021, Ms. Jones received awards of 49,878 and 4,900 RSUs, respectively. The outstanding stock options and RSUs vest based on the Company’s Standard Option Vesting Schedule and Standard RSU Vesting Schedule described above.

During 2020, each of Mr. Weiler, Ms. Wilson and Ms. Jones agreed to voluntarily forfeit equity awards in order to facilitate the grant of equity awards to other key employees. On April 23, 2020, Mr. Weiler agreed to voluntarily forfeit his entire equity award grant of 40,000 RSUs, which were valuated at approximately $320,000. On April 23, 2020, Ms. Wilson voluntarily forfeited 6,667 RSUs, worth approximately $53,336. On April 23, 2020, Ms. Jones voluntarily forfeited 6,667 RSUs worth approximately $53,336, and on May 5, 2020, Ms. Jones voluntarily forfeited 3,000 RSUs worth approximately $29,850 and 6,000 stock options that, at the time of forfeiture, had an exercise price greater than the fair market value of the underlying shares.

On February 19, 2021 Mr. Weiler agreed to voluntarily forfeit 40,000 RSUs, which were valued at approximately $179,000 and 100,000 stock options that, at the time of forfeiture, had an exercise price greater than the fair market value of the underlying shares.

Executive Employment and Severance Arrangements

The Company has entered into employment and severance arrangements with each of the NEOs. The material terms and conditions of these arrangements are described below.

Christopher J. Weiler

Mr. Weiler is party to an employment agreement, dated September 30, 2011, and which has been subsequently amended, pursuant to which he serves as the Chief Executive Officer of the Company. The current term of the employment agreement will expire on September 30, 2023, subject to automatic one-year renewals unless either party gives written notice of non-renewal at least ninety days prior to the then-scheduled expiration of the term. Pursuant to his employment agreement, Mr. Weiler is entitled to an annual base salary, and is eligible to participate in an incentive program established by the Board under which Mr. Weiler may earn a bonus based on achievement of performance metrics as determined by the Board.

Mr. Weiler has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for one year following termination of his employment.

In the event that Mr. Weiler’s employment is terminated either by the Company without cause (as defined in his employment agreement) or by Mr. Weiler for good reason (as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Weiler would be entitled to receive (i) an amount in cash equal to the sum of (A) his base salary and (B) a pro-rated bonus for the year in which his termination occurs and (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months. In the event that Mr. Weiler’s employment is terminated either by the Company without cause or by Mr. Weiler for good reason, in either case, within three months prior to or twelve months following a change in control, then in lieu of the severance benefits described above, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Weiler would be entitled to receive (i) an amount in cash equal to 1.5 times the sum of (A) his base salary plus (B) his target annual bonus for the year of termination, (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 18 months and (iii) accelerated vesting of all unvested equity or equity-based awards held by him that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

Dawn M. Wilson and Krystina L. Jones

The Company entered into an offer letter agreement with Ms. Wilson pursuant to which she serves as the Chief Financial Officer of the Company. Pursuant to her offer letter, Ms. Wilson is entitled to an annual base salary and is eligible to earn a discretionary bonus currently targeted at 60% of her annual base salary based on the achievement of key performance objectives and company performance.

Ms. Jones is party to an offer letter agreement pursuant to which Ms. Jones has been employed by the Company. Pursuant to her offer letter, Ms. Jones is entitled to an annual base salary and an irrevocable draw of $150,000, and is eligible to receive monthly commissions under the Company’s current commission plan.

The Company has entered into restrictive covenant agreements with each of Mses. Wilson and Jones pursuant to which they agree to refrain from disclosing our confidential information during or at any time following their employment with us and from competing with us or soliciting our employees or customers during their employment and for one year following termination of their employment.

The Company also entered into executive severance agreements with each of Mses. Wilson and Jones. Under these severance agreements, which became effective on June 17, 2020, in the event that Ms. Wilson or Ms. Jones’s employment is terminated by the Company without cause (as defined in the severance agreements) or by Ms. Wilson or Ms. Jones for good reason (as defined in the severance agreements), subject to her execution and non-revocation of a general release of claims, Ms. Wilson or Ms. Jones, as applicable, would be entitled to receive (i) an amount in cash equal to the sum of (A) 50% of her base salary (without regard to the base salary reductions described above under the heading “—Base Salaries”), (B) a pro-rated bonus for the year in which her termination occurs, and (C) for Ms. Jones, an amount equal to six months of her average monthly sales commissions over the prior three year period and (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 6 months. In the event that Ms. Wilson’s or Ms. Jones’s employment is terminated either by the Company without cause or by Ms. Wilson or Ms. Jones, as applicable, for good reason, in either case, within three months prior to or twelve months following a change in control, then in lieu of the severance benefits described above, subject to her execution and non-revocation of a general release of claims and continued compliance with her restrictive covenant obligations, as described above, Ms. Wilson or Ms. Jones, as applicable, would be entitled to receive (i) an amount in cash equal to the sum of (A) her base salary plus (B) her target annual bonus for the year of termination and (C) for Ms. Jones, an amount equal to twelve months of her average monthly sales commissions over the prior three year period, (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months and (iii) accelerated vesting of all unvested equity or equity-based awards held by her that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

Other Elements of Compensation

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits and life insurance, to the same extent as other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended, to the same extent as all of our other full-time employees. The plan allows us to make discretionary employer matching contributions equal to 100% of the first 3% and 50% of the next 2% of a participant’s deferral. We did not make employer matching contributions in 2020. Matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We do not provide our NEOs with perquisites or other personal benefits, other than the retirement and health and welfare benefits that apply uniformly to all of our eligible employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 10, 2022 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock (based on our review of filings with the SEC);
•	each of our NEOs and directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined under SEC rules and regulations and generally includes securities over which a person has voting or investment power as well as certain securities a person has the right to acquire within 60 days, including through the exercise of any option, warrant or right or upon the conversion of another security. As a result, unless otherwise noted, the number of shares beneficially owned by each individual or entity in the table below includes (i) shares of Common Stock issuable upon exercise of warrants, (ii) shares of Common Stock issuable upon conversion of the Debentures and (iii) shares of Common Stock issuable upon exercise of stock options or RSUs that have vested or will vest within 60 days of the Record Date. However, shares of Common Stock that may be issuable to certain of our stockholders if the reported closing sale price of our Common Stock equals or exceeds $13.50 per share for any 20 consecutive trading days before December 19, 2024, the five-year period following the Closing Date (the “Contingent Shares”), are not treated as shares beneficially owned by such persons because satisfaction of the conditions to the person’s right to acquire the securities is not within such person’s control. For purposes of calculating a person’s beneficial ownership percentage, any shares a person has the right to acquire as outlined above are considered outstanding and beneficially owned by that person, but are not treated as outstanding for the purpose of computing the beneficial ownership percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Directors and Executive Officers (1)
Kevin Griffin (2)(3)(4)	11,684,647	22.5%
Evan Morgan (5)	82,156	*
Richard J. Williams (6)	1,512,223	3.5%
Donna Morea (7)	74,227	*
Christopher J. Weiler (8)	1,488,423	3.5%
Dawn Wilson (9)	238,523	*
Krystina Jones (10)	209,777	*
Arjun Shah	—	—
Lawrence Prior III	55,914	*
Ian Fujiyama	—	—
Lauren Tanenbaum	—	—
All executive officers and directors as a group (11 individuals)	15,345,890	29.4%

Five Percent Holders
Pivotal Acquisition Holdings LLC (2)	5,041,192	11.1%
The Carlyle Group Inc. (11)	19,986,804	46.8%
OTPP (12)	8,132,887	16.5%
MGG (3)	6,643,455	13.5%
Jonathan J. Ledecky (13)	4,636,436	10.4%
Revolution (14)	4,098,642	9.6%
Linden Capital L.P. (15)	3,092,501	6.8%

*	Denotes less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o KLDiscovery Inc., 8201 Greensboro Dr., Suite 300, McLean, Virginia 22102.
(2)

Includes (i) 2,395,608 shares of Common Stock and (ii) 2,645,584 shares of Common Stock that may be acquired upon the exercise of Private Warrants held of record by Pivotal Spac Funding LLC, an affiliate of Mr. Griffin. Pivotal Spac Funding LLC is controlled by certain investment funds and/or accounts for which MGG is the investment advisor. MGG is controlled by Mr. Griffin, its Chief Executive Officer, and Mr. Gregory Racz, its President and Chief Legal Officer. Each of Mr. Griffin and Mr. Racz disclaims beneficial ownership of the securities held by the investment funds affiliated with MGG. The business address of MGG is One Penn Plaza, New York, New York 10119.

(3)

Includes (i) 250,000 shares of Common Stock held of record and (ii) 6,371,716 shares of Common Stock that may be acquired upon conversion of Debentures held of record by certain investment funds and/or accounts for which MGG is the investment advisor. MGG is controlled by Mr. Griffin, its Chief Executive Officer, and Mr. Gregory Racz, its President and Chief Legal Officer. Each of Mr. Griffin and Mr. Racz disclaims beneficial ownership of the securities held by the investment funds affiliated with MGG. The business address of MGG is One Penn Plaza, New York, New York 10119.

(4)	Includes 21,739 RSUs originally awarded to Mr. Griffin that were transferred to the investment funds for which MGG is the investment advisor.
(5)

Includes (i) 4,984 shares of common stock held by Conifer Partners and (ii) 32,852 shares of common stock held by Radcliff Principal Holdings LLC. Does not include (i) 315 Contingent Shares that may be issuable to Conifer Partners and (ii) 2,077 Contingent Shares that may be issuable to Radcliff Principal Holdings LLC. Mr. Morgan has, or, in the case of the Contingent Shares, will have, voting and dispositive control over such shares of Common Stock and Contingent Shares.

(6)

Includes 1,512,223 shares of common stock held by WestView; does not include 95,600 Contingent Shares that may be issuable to WestView. Mr. Williams is a co-managing partner of this entity and has, or, in the case of the Contingent Shares, will have, voting and dispositive control over such shares of common stock and Contingent Shares.

(7)	Includes 52,488 shares of Common Stock held by Ms. Morea. This does not include 3,318 Contingent Shares that may be issuable to Ms. Morea.
(8)

Includes 1,455,090 shares of common stock held by Mr. Weiler; also includes 33,333 vested options that may be exercised by Mr. Weiler; does not include 133,713 Contingent Shares that may be issuable to Mr. Weiler. Does not include 45,000 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or the listing of the Common Stock on a nationally recognized stock exchange (“Listing Event”) occur before these RSUs fully vest. See “Executive Compensation—Company Named Executive Officers and Director Compensation—Equity Compensation.”

(9)

Includes 238,523 vested options that may be exercised by Ms. Wilson. Does not include 159,989 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or Listing Event occur before these RSUs fully vest. See “Executive Compensation—Company Named Executive Officers and Director Compensation—Equity Compensation.”

(10)

Includes 126,949 shares of common stock held by Ms. Jones and 82,828 vested options that may be exercised by Ms. Jones; does not include 8,025 Contingent Shares that may be issuable to Ms. Jones. Does not include 45,111 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or Listing Event occur before these RSUs fully vest. See “Executive Compensation—Company Named Executive Officers and Director Compensation—Equity Compensation.”

(11)

Includes (i) 18,261,123 shares of common stock held of record by CEOF II DE I AIV, L.P., (ii) 1,658,789 shares of common stock held of record by CEOF II Coinvestment (DE), L.P. and (iii) 76,892 shares of common stock held of record by CEOF II Coinvestment B (DE), L.P.; does not include (i) 1,154,439 Contingent Shares that may be issuable to CEOF II DE I AIV, L.P., (ii) 104,866 Contingent Shares that may be issuable to CEOF II Coinvestment (DE), L.P. and (iii) 4,861 Contingent Shares that may be issuable to CEOF II Coinvestment B (DE), L.P. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group Inc., which is a publicly traded entity listed on NASDAQ. The Carlyle Group Inc. is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the sole member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the sole member of CEOF II DE GP

AIV, L.L.C., which is the general partner CEOF II DE AIV GP, L.P., which is the general partner of each of the three identified funds that is a record holder of our common stock. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by, or that may be issuable to, the record holder funds. The address of each of the persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.

(12)

According to a Schedule 13D filed jointly by Ontario Teachers’ Pension Plan Board, or OTPP, and 1397225 Ontario Limited with the SEC on April 7, 2022, each reporting person has shared voting power and sole dispositive power with respect to 8,132,887 shares of Common Stock and sole voting power and shared dispositive power with respect to 0 shares of Common Stock. Includes (i) 1,478,379 shares of Common Stock, (ii) 1,411,775 shares of Common Stock that may be acquired upon the exercise of Debenture Holder Warrants, and (iii) 5,242,733 shares of Common Stock that may be acquired upon conversion of Debentures. The President and Chief Executive Officer of OTPP has delegated to each of Mr. Christopher Witkowski and Mr. Michael Merkoulovitch the authority to implement disposition decisions with respect to the shares of common stock that are held by or may be acquired by 1397225; however, approval of such decisions is made by senior personnel within the capital markets group of OTPP in accordance with internal portfolio guidelines. Voting decisions are made by personnel within the public equities group of OTPP in accordance with internal proxy voting guidelines. As such, each of Messrs. Witkowski and Merkoulovitch expressly disclaims beneficial ownership of the shares of Common Stock that are held by or may be acquired by 1397225. The business address of the reporting persons is 5650 Yonge Street, Toronto, Ontario M2M 4H5.

(13)

Includes (i) 2,675,000 shares of Common Stock held by Mr. Ledecky and (ii) 1,939,697 shares of Common Stock that may be acquired upon the exercise of Private Warrants. The business address of the reporting persons is c/o Graubard Miller, 405 Lexington Avenue, 11th Floor, NY, NY 10174.

(14)

According to a Schedule 13G filed jointly by Revolution Growth III, LP, Revolution Growth GP III, LP, Revolution Growth UGP III, LLC and Steven J. Murray with the SEC on February 3, 2020, each reporting person has shared voting power and shared dispositive power with respect to 4,098,642 shares of Common Stock and sole voting power and sole dispositive power with respect to 0 shares of Common Stock. The amount does not include 259,110 Contingent Shares that may be issuable to Revolution Growth III. Steven J. Murray is the operating manager of Revolution Growth UGP III, LLC, the general partner of Revolution Growth GP III, LP, which is the general partner of Revolution Growth III, LP. Revolution Growth UGP III, LLC, Revolution Growth GP III, LP and Mr. Murray may be deemed to have voting and dispositive power with respect to these shares of Common Stock. The business address of the reporting persons is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(15)

According to a Schedule 13G/A filed jointly by Linden Capital L.P., Linden GP LLC, Linden Advisors LP and Siu Min Wong with the SEC on January 31, 2022, (i) Linden Capital and Linden GP each have shared voting power and shared dispositive power with respect to 2,823,924 shares of Common Stock that may be acquired upon the exercise of Public Warrants and sole voting power and sole dispositive power with respect to 0 shares of Common Stock, and (ii) Linden Advisors and Mr. Wong each have shared voting power and shared dispositive power with respect to 3,092,501 shares of Common Stock that may be acquired upon the exercise of Public Warrants and sole voting power and sole dispositive power with respect to 0 shares of Common Stock. Linden GP is the general partner of Linden Capital. Linden Advisers is the investment manager of Linden Capital and trading advisor or investment advisors of certain managed accounts. Mr. Wong is the principal owner and controlling person of Linden Advisors and Linden GP. In such capacities, Linden GP may be deemed to beneficially own the shares held of record by Linden Capital, and each of Linden Advisors and Mr. Wong may be deemed to beneficially own the shares held of record of each of Linden Capital and the managed accounts. The business address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The business address for each of Linden Advisors, Linden GP and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Questions and Answers About the Annual Meeting

The following discussion addresses some questions you may have regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement for additional information.

Why am I receiving this Proxy Statement?

The Company is soliciting proxies for the Annual Meeting. You are receiving a Proxy Statement because you owned shares of Common Stock at the close of business on April 20, 2022, the record date for the Annual Meeting (the “Record Date”), which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you participate in the Annual Meeting. This Proxy Statement describes the matters on which we would like you to cast a vote and provides information on those matters so that you can make an informed voting decision.

Why is KLDiscovery calling the Annual Meeting?

We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon: (i) the election of the three Class C directors named in this proxy statement; (ii) the ratification of the appointment of our independent registered public accounting firm; (iii) the Share Authorization Proposal; and (iv) any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR the election of each of the director nominees named in Proposal 1 and FOR Proposals 2 and 3.

What is the record date for the meeting?

Our Board of Directors has fixed the close of business on April 20, 2022 as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had [*] shares of Common Stock outstanding and entitled to vote.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please vote your shares as described in “How do I vote?”.

How do I vote?

Stockholders of record may vote their shares via the Internet at www.proxyvote.com prior to the virtual Annual Meeting or at www.virtualshareholdermeeting.com/KLDI2022 during the virtual Annual Meeting. Stockholders of record may also vote by telephone prior to the meeting by dialing 1-800-690-6903. Stockholders that hold shares of Common Stock through a bank or broker may vote by following the instructions provided by such bank or broker.  Stockholders that request a paper copy of our proxy materials may also vote by completing, dating, signing and promptly mailing the proxy card in the envelope provided, which requires no postage if mailed in the United States.

What vote is required for each item?

With respect to Proposal 1 (Election of Directors), each director must be elected by the affirmative vote of a plurality of the votes cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. A plurality vote means the three director nominees who receive the highest number of shares voted “for” their election will be elected. With respect to Proposal 1, you may vote “for” or “withhold” authority to vote for each of the director nominees. Broker non-votes will have no effect on the vote for this proposal.

Approval of Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) will require the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. A majority of the votes cast means that the number of votes cast “For” a proposal exceeds the number of votes cast “Against” that proposal. With respect to Proposal 2, you may vote “for,” “against” or “abstain” from voting on this proposal. If you “abstain” from voting with respect to a proposal, your vote will have no effect on such proposal. This proposal is an advisory vote and, as such, is not binding on the Company.

Approval of Proposal 3 (The Share Authorization Proposal) will require the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote , provided a quorum is present. A majority of the votes cast means that the number of votes cast “For” a proposal exceeds the number of votes cast “Against” that proposal. With respect to Proposal 3, you may vote “for,” “against” or “abstain” from voting on this proposal. Similarly, under the Company’s bylaws, broker non-votes will have no effect on the vote for the proposal.

What constitutes a quorum?

The presence, in person or by duly executed proxy, of stockholders holding shares representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the virtual Annual Meeting. If a quorum is not present at the Annual Meeting, the Annual Meeting will be adjourned or postponed to solicit additional proxies.

How is the vote counted?

Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:

•	FOR the election of each of the director nominees named in this proxy statement;
•	FOR Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	FOR Proposal 3, the Share Authorization Proposal; and
•	In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Can I revoke a proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting.

A record holder who executes a proxy may revoke it or change its vote(s) before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; (iv) voting again over the Internet or by telephone; or (iv) participating in the Annual Meeting and voting at that time. Participation at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to KLDiscovery Inc., Attn: General Counsel and Secretary, 8201 Greensboro Drive, Suite 300, McLean, VA 22102.

If your shares of Common Stock are held in a brokerage account or through any other nominee, you must follow your broker's or nominee’s instructions to revoke a proxy.

May I vote during the virtual Annual Meeting?

Yes. If you were a stockholder of record as of the close of business on April 20, 2022, you may participate in the virtual Annual Meeting and vote your shares during the Annual Meeting instead of voting in advance by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to participate in the Annual Meeting.

How do I vote if my shares are held in "street name" by my bank, broker or other agent or nominee?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent or nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply follow the voting instructions provided by your broker, bank or other agent or nominee to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent or nominee. Follow the instructions from your broker, bank or other agent or nominee included with these proxy materials or contact your broker, bank or other nominee to request a proxy form.

If my shares are held in "street name" by a broker, will my broker vote my shares for me even if I do not give my broker voting instructions?

Under the rules that govern brokers, banks and other agents and nominees who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the ratification of the independent registered public accounting firm in Proposal 2), but not with respect to non-routine matters (such as the election of directors in Proposal 1 and the Proposal 3, the Share Authorization Proposal). Because the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker, bank or agent or other nominee may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote" as to non-routine matters. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum at the Annual Meeting, but will not be counted for the purpose of determining the number of votes cast on any non-routine matters. We encourage you to provide specific instructions to your broker, bank or other agent or nominee by returning your voting instruction form or by voting electronically via the Internet or by telephone, if permitted by the broker, bank or other agent or nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and serve as the independent inspector of election.

When and where is the Annual Meeting?

The Annual Meeting will be held virtually on Thursday, June 16, 2022, at 10:30 A.M., EDT. The Annual Meeting will be a completely virtual meeting of stockholders, conducted solely via live audio webcast. The virtual meeting link is www.virtualshareholdermeeting.com/KLDI2022.

How do I log-in to the Annual Meeting?

To participate in the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/KLDI2022. Stockholders will need their unique 16-digit control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompany the proxy materials. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, if you hold your shares in street name, please contact your broker, bank, or other nominee as soon as possible (preferably at least 5 days before the annual meeting), to obtain a "legal proxy" in order to be able to attend, participate in or vote at the Annual Meeting.

How do I submit a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions submitted during the Annual Meeting which are pertinent to the Company and the meeting matters, as time permits. If you wish to submit a question during the Annual Meeting, visit www.virtualshareholdermeeting.com/KLDI2022, type your question into the “Ask a Question” field, and click “Submit.” Answers to any such questions that are not addressed during the Annual Meeting will be published following the meeting on the Company’s website at www.investors.kldiscovery.com under the link “Governance”. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.

Who pays the costs for soliciting proxies by KLDiscovery?

We are soliciting proxies for the Annual Meeting from our stockholders and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other employees of the Company. No additional compensation will be paid to our directors, officers or other employees for these services.

What happens if the meeting is adjourned?

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

May I see a list of stockholders entitled to notice of the meeting as of the record date?

A list of the names of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for 10 days before the Annual Meeting for any purpose relevant to the Annual Meeting at www.proxyvote.com. Such list will also be available during the virtual Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/KLDI2022.

Who should I contact if I have technical issues accessing the virtual Annual Meeting?

Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage stockholders to access the meeting prior to the start time. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact KLDiscovery to assist you with questions about the Annual Meeting. You may reach KLDiscovery at:

KLDiscovery Inc.

Attention: Richard Simonelli

8201 Greensboro Drive, Suite 300

McLean, VA 2210

rsimonelli@simonellicapital.com

(202) 450-9516

Other Matters

Delivery of Documents to Security Holders Share and Address

The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Notice or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or the Proxy Statement or Annual Report (where paper copies were previously requested), contact KLDiscovery Inc., 8201 Greensboro Dr., Suite 300, McLean, Virginia 22102, Attention: Richard Simonelli, Investor Relations, email us at rsimonelli@simonellicapital.com or call us at (202)-450-9516.

Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to KLDiscovery Inc., 8201 Greensboro Dr., Suite 300, McLean, Virginia 22102, Attention: Richard Simonelli, Investor Relations, emailing us at rsimonelli@simonellicapital.com or calling us at (202)-450-9516.

Where You Can Find More Information

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters.

Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company's Annual Report, by written request addressed to KLDiscovery Inc., 8201 Greensboro Dr., Suite 300, McLean, Virginia 22102, Attention: Investor Relations Department. The Annual Report is not soliciting material and is not incorporated into this document by reference.

In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Thursday, June 2, 2022, which is ten business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated as of April [26], 2022. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

Proposals by our Stockholders

Stockholder proposals intended for inclusion in next year's proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to April [26], 2023. Accordingly, stockholder proposals must be received no later than December [27], 2022. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.

Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, for our 2023 annual meeting of stockholders, any notification must be made no earlier than February 16, 2023 and no later than March 18, 2023. If the date of the meeting is more than 30 days before or after such anniversary date, then notice must be received not later than the 90 days prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

In addition to satisfying the foregoing requirements under KLDiscovery’s advance notice provisions of our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than KLDiscovery’s nominees under these advance notice provisions must provide notice that sets forth the information required by Rule 14a-19 to the Secretary of the Company under the Exchange Act no later than April 17, 2023.

2021 Annual Report on Form 10-K

A copy of our 2021 Annual Report on Form 10-K, including financial statements, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, KLDiscovery Inc., 8201 Greensboro Drive, Suite 300, McLean, VA 22102. It is also available on our investor relations website at www.investors.kldiscovery.com.

TO   VIEW MATERIALS & VOTE  KLDISCOVERY INC.  ATTN: CHRISTOPHER WEILER  8201 GREENSBORO DR., SUITE 300  MCLEAN, VA 22102  VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy  card in hand when you access the website and follow the instructions to obtain your  records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/KLDI2022  You may attend the meeting via the Internet and vote during the meeting. Have  the information that is printed in the box marked by the arrow available and follow  the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you  call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we  have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,  Edgewood, NY 11717.  D78491-P71334  Withhold  All  For All  Except  For  All   KLDISCOVERY INC.  To withhold authority to vote for any individual  nominee(s), mark "For All Except" and write the  number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR the following:  !  !  !  1. A proposal to elect three Class C directors to serve  until the 2025 Annual Meeting of Stockholders and  until their respective successors have been duly elected  and qualified.    Nominees:   01) Ian Fujiyama   02) Arjun Shah   03) Christopher J. Weiler  Abstain  Against  For   !  !  !  2. A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of KLDiscovery Inc. for the fiscal year  ending December 31, 2022.  !  !  !  3. A proposal to approve the issuance of shares of KLDiscovery Inc. common stock upon any conversion of the convertible debentures.  NOTE: If any other matters properly come before the 2022 Annual Meeting of Stockholders or any adjournments or postponements thereof, the persons  named as proxies will vote upon those matters according to their judgment. The Board of Directors of KLDiscovery Inc. is not aware of any other business to  be presented to a vote of the stockholders at the 2022 Annual Meeting of Stockholders.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint  owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com  D78492-P71334  KLDISCOVERY INC.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  ANNUAL MEETING OF STOCKHOLDERS  JUNE 16, 2022  The undersigned hereby appoints Donna Morea and Dawn Wilson, and either of them, as proxies, with full power of  substitution, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares  of Common Stock of KLDiscovery Inc. that the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders of  KLDiscovery Inc., a virtual meeting conducted via live audio webcast on Thursday, June 16, 2022, at 10:30 a.m., Eastern Time, and at any adjournment or postponement thereof.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF YOU DO NOT  STATE OTHERWISE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE 2022 ANNUAL  MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE  WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR  TO COMMENCEMENT OF VOTING AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR  POSTPONEMENT THEREOF.  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.  Continued and to be signed on reverse side

Preliminary Proxy Materials Subject to Completion